                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as at March 16, 1998, among Industri-Matematik International Corp., a Delaware corporation ("IMIC"), Industri-Matematik North American Operations, Inc., a Delaware corporation ("Employer"), and John P. Geraci, Jr., a resident of New Jersey ("Employee").

                              W I T N E S S E T H:

    WHEREAS, Employer desires to have the benefit of Employee's knowledge and experience in the affairs of Employer, Employer's parent, IMIC, and IMIC's subsidiaries (Employer, IMIC, and such subsidiaries, collectively, "IMIC Group"), and

    WHEREAS, Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth,

    NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. Employment. Employer hereby employs Employee, and Employee hereby accepts such employment and agrees to perform the duties and responsibilities under this Agreement, in accordance with the terms and conditions hereinafter set forth.

         1.1 Employment Term. The term of this Agreement ("Employment Term") shall commence on March 16, 1998, and shall continue until April 30, 2000, unless terminated earlier in accordance with Section 11 hereof. On April 30, 2000, and each successive anniversary of that date, the Employment Term shall be extended for an additional one year period, unless terminated earlier in accordance with Section 11 hereof.

         1.2 Duties and Responsibilities. During the Employment Term, Employee shall serve as Senior Vice President -- World Wide Sales and Marketing of IMIC and President of Employer, and Employee shall perform all duties and accept all responsibilities incidental to such position or as may be assigned to Employee by the Board of Directors of IMIC ("IMIC Board") and the Chief Executive Officer of IMIC and Employee shall cooperate fully with the IMIC Board and IMIC's Chief Executive Officer.

         1.3 Extent of Service. During the Employment Term, Employee shall use Employee's best efforts in the business of the IMIC Group, and Employee shall devote his full business time and substantially all of his attention and energy to the business of the IMIC Group and to the performance of Employee's services and the discharge of Employee's duties and responsibilities hereunder. Except as provided in Section 5 hereof, the foregoing shall not be construed as preventing Employee from making investments in other businesses or enterprises provided that Employee agrees not to become engaged in any other activity that may interfere with Employee's ability to discharge Employee's duties and responsibilities under this Agreement to the IMIC Group. Employee further agrees that he may not work either on a part time or independent contractual basis or in any other capacity or serve as a director for any other business or enterprise during the Employment Term without the prior written approval of IMIC's Chief Executive Officer, which approval may be withheld in his discretion.

    2. Compensation. For all the services rendered during the Employment Term by Employee hereunder, Employer shall pay Employee the following:

         2.1 Salary. A salary at the annual rate of $240,000, less withholding required by law or agreed to by Employee, payable monthly. Such salary may be increased from time to time during the Employment Term in the sole discretion of Employer.

         2.2 Bonus. For each of IMIC's fiscal years beginning May 1, 1998, Employee shall receive, as additional compensation, a bonus which shall range from $0 to $160,000 based upon IMIC's performance at 87.5% to 112.5% of its applicable business plan based upon revenue and 75% to 125% of its applicable business plan based upon net profit.

         2.3 Compensation Guarantee. With respect to the fiscal year from May 1, 1998, through April 30, 1999, Employee is guaranteed a base salary and bonus of $300,000. This guarantee shall not apply to any other period during the Employment Term.

         2.4 Stock Options. Employee has been granted options to purchase 258,750 shares of IMIC Common Stock at an exercise price of $24.75, which was equal to the closing market price for IMIC Common Stock on March 5, 1998, and shall be granted options to purchase 16,250 shares of IMIC Common Stock at an exercise price equal to the closing market price for IMIC Common Stock on March 16, 1998, pursuant to the terms of the IMIC Stock Option pursuant to the terms of the IMIC Stock Option Plan ("Plan"). The options shall vest in accordance with the terms of the Plan over five years with 51,750 and 3,250 of each such grant of options vesting on each March 16 commencing March 16, 1999. The options to be granted on March 16, 1998, shall be designated as incentive stock options to the maximum extent permitted by the Plan.

         2.5 Automobile Allowance. The Employee shall receive an automobile allowance of $400 per month.

         2.6 Vacation. The Employee is entitled to four weeks of vacation per year commencing as of March 16, 1998. Vacation days should be taken within each term year, circumstances permitting. The timing of vacation shall be reviewed by the Chief Executive Officer of IMIC and take place according to the Employer's business situation. The Chief Executive Officer of IMIC will consider, in his sole discretion, whether or not to pay Employee for any accrued but unused vacation.

         2.7 Fringe Benefits. Employee shall be entitled to fringe benefits, including but not limited to sick leave, medical and dental benefits, and life insurance as provided to senior executives at IMIC and Employer.

    3.   Reimbursement of Expenses.

         3.1 Business Expenses. Employer shall reimburse Employee for all ordinary and necessary out-of-pocket business expenses incurred by Employee in connection with the discharge of Employee's duties and responsibilities under this Agreement during the Employment Term in accordance with Employer's expense approval procedures then in effect and upon presentation to Employer of an itemized account and written proof of such expenses.

         3.2 Home Office Expenses. Employer agrees to furnish a telephone, facsimile machine, and printer for use in Employee's home office.

    4.   Proprietary and Confidential Information.

         Employee acknowledges and agrees that during the course of his employment with Employer, Employee will have access to, or participate in the development of, proprietary and confidential information and trade secrets of the IMIC Group (collectively, "Proprietary and Confidential Information"). Employer expressly agrees to provide Employee with access to such Proprietary and Confidential Information as may be reasonably required in order for Employee to perform as contemplated by the Agreement. Employee hereby agrees that he shall


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not knowingly or negligently under any circumstances or at any time, now or in the future, either directly or indirectly, disclose in any way to any Unauthorized Person, as hereinafter defined, or otherwise use for Employee's own benefit or for the benefit of any Unauthorized Person, any Proprietary and Confidential Information for any reason or purpose whatsoever. For purposes of this Paragraph, "Unauthorized Person" shall mean any person or entity who is not
(i) a member of the IMIC Group, (ii) an officer or director of the IMIC Group;
(iii) an employee of the IMIC Group to whom the disclosure of Proprietary and Confidential Information is necessary for the performance of his or her assigned duties; or (iv) otherwise authorized in writing by Employer. Employee's agreement not to disclose or otherwise use Proprietary and Confidential Information includes, but is not limited to: (a) all financial, business, planning, operations, services, potential services, pricing, marketing, personnel, supplier, or other information of the IMIC Group; (b) all trade secrets, papers, writings, copyrightable works, internal memoranda, data, books, corporate records, medical records, software, processes, concepts, ideas, designs, procedures, methods, techniques, research information and results, systems, applications, uses, improvements, developments, compilations, manuals, proposals, business plans, market research, marketing, advertising and public relations materials, training materials, personnel lists and information, benefits information, organizational charts, consultant reports, financing arrangements, litigation and regulatory decrees, models, samples, devices, equipment, invoices, contracts, employment agreements or other documents of the IMIC Group; (c) all confidential information or trade secrets of any third party provided to the IMIC Group in confidence or subject to other use of disclosure restrictions or limitations; (d) all other information, written, oral or electronic, from contacts or relationships arising out of Employee's employment, including names and addresses of people interested in, related to or associated with the IMIC Group, whether existing now or at some time in the future, and whether previously accessed during Employee's tenure with the IMIC Group or to be accessed during his future employment with Employer or the IMIC Group, which pertains to the IMIC Group's affairs or interests or with whom or how the IMIC Group does business; and (e) the terms of this Agreement. Employer acknowledges and agrees that Proprietary and Confidential Information does not include information disclosed by a party unrelated to the IMIC Group which was properly in the public domain or information, not provided by the IMIC Group, which was in Employee's possession prior to the date of his business relationship with any member of the IMIC Group.

    5.   Non-Solicitation/Non-Competition

         Employee acknowledges and agrees that during the course of his employment with Employer, Employee has had or will have access to, or participate in, the development of relationships with, the personnel, employees, friends, acquaintances, associates, clients, trade, patronage, customers, suppliers, and vendors of the IMIC Group (collectively, "Contacts"). Employee hereby agrees that, without the express written consent of Employer, for the period of Employee's employment with Employer and for one year thereafter, whether termination of such employment is for cause or without cause, voluntary or involuntary, Employee shall not, directly or indirectly, for Employee, or for the benefit of or in conjunction with any person or entity:

              (i) Solicit, sell, divert, take away, transfer or otherwise interfere with any relationship of the IMIC Group to a Contact, except that Employee may make purchases from non-exclusive suppliers or vendors of the IMIC Group provided that there is no interference with the services rendered by such suppliers and vendors to the IMIC Group thereby;

              (ii) Solicit, hire, entice away, disturb or in any other manner persuade any employee or vendor of the IMIC Group who was an employee or vendor of the IMIC Group during the term of this Agreement to alter, modify or terminate that employee's employment relationship or the vendor's relationship with the IMIC Group; or

              (iii) Own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected with as a director, officer, employee, partner, consultant or otherwise in any business organization that directly or indirectly competes, or, in the event any such business organization engages in more than one business activity, in the subsidiary, division, branch or unit of such business organization which directly or indirectly competes, with the business of the IMIC Group within and outside of the United States at any time during the Employment Term and for a period of 12 months after the termination of Employee's employment by Employer for any reason; provided that ownership of not more than one percent of the stock of any public corporation shall not constitute a violation of these provisions.

         Employee further covenants and agrees that during the course of Employee's employment by Employer, and subsequent to the termination thereof, for any reason, Employee shall not disparage or otherwise portray in a negative light, whether verbally or in writing to any third party, the IMIC Group, its business or any of its shareholders, directors, officers, employees, or agents.

         In making the aforesaid covenants, Employee represents and warrants to Employer that, in the event of the termination of this Agreement, his experience and capabilities are such that he can obtain employment not competitive with the business of Employer, and that the enforcement of such covenants by way of injunction will not prevent him from earning a livelihood.

    6.   Work Product

         Employee hereby agrees that: (i) all Proprietary and Confidential Information made or contributed to by Employee while employed by Employer, and all other results of Employee services whether tangible or intangible and whether before or after the date of this Agreement (collectively, "Work Product"), are and will be the sole and exclusive property of the IMIC Group;
(ii) all of the Work Product eligible for protection under the copyright laws is "work made for hire"; and (iii) Employee will communicate all of the Work Product promptly to the IMIC Group. Employee hereby assigns to IMIC all present and future rights Employee has or may have in the Work Product, including without limitation, copyright, trademark, patent, or trade secret rights (collectively, "Proprietary Rights"). Employee will sign all documents which Employer deems appropriate for Employee to assign to IMIC any Proprietary Rights that Employee has or may have in the Work Product and to enable it to protect such rights. Employee will do all other things (including the giving of evidence in suits or other proceedings) which IMIC deems appropriate for it to obtain, maintain and assert rights in any of the Work Product.

    7.   Return of Materials

         Employee agrees that in addition to the Work Product, all memoranda, notes, records, papers or other documents, all software developed by or for the IMIC Group, and all copies thereof relating to the IMIC Group's operations or business, and all objects associated therewith in any way obtained by Employee during the course of his employment by Employer shall be the IMIC Group's sole and exclusive property. Employee shall not, except for the IMIC Group's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the IMIC Group's facilities, nor use any information concerning them except for the IMIC Group's benefit, either during his employment by Employer or thereafter. Employee agrees that he will deliver all of the aforementioned documents and objects that may be in his possession to the IMIC Group on termination of his employment, or any other time upon Employer's request, together with his written certification of compliance with the provisions of this Paragraph.

    8.   Prior Commitments

         Employee represents and warrants to Employer that Employee is not bound by the terms of a confidentiality agreement or any other agreement with a third party which would preclude Employee from disclosing or otherwise limit Employee's right to disclose to the IMIC Group any ideas, inventions, discoveries, or other information. Employee further warrants that Employee has the right to make all disclosures which Employee will make to the IMIC Group. In addition, Employee further warrants that he is not bound by any third party agreements or obligations including, without limitation, any covenants of non-compete which would prevent him from entering into this Agreement or which would impair, diminish, or affect in any adverse manner and to any degree his ability to perform his obligations under this Agreement and which may be assigned Employee by Employer from time to time in connection with his employment.

    9.   Reasonableness; Severability

         Employee and Employer hereby expressly agree that the duration, area, and scope of the restrictions imposed on Employee in this Agreement are fair and reasonable and are reasonably required for the protection of the IMIC Group. In the event that any provision of this Agreement is held invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provision had not been included herein. In the event that any provision of this Agreement shall be finally determined by any court or arbitrator to be effective only if modified to limit its duration, area or scope, then such provision shall be construed to restrict the duration, area or scope to the minimum extent required to make such provision valid and enforceable.

    10.  Remedies

         Employee and Employer acknowledge that the IMIC Group will suffer immediate and irreparable harm to its goodwill and business which will not be compensable by damages alone in the event Employee repudiates or breaches any provision of Sections 4 through 7 of this Agreement, or threatens or attempts to do so. In the event of any breach or any threatened breach by Employee of Sections 4 through 7 of this Agreement, Employer or IMIC, in addition to and not in limitation of any other rights, remedies or damages available to the IMIC Group at law or in equity, shall be entitled to obtain temporary, preliminary and permanent injunctions in order to prevent or restrain any such breach by Employee and/or any person(s) or entity(ies) acting, directly or indirectly, in concert or participation with Employee, and Employer or IMIC shall not be required to post a bond as a condition for the granting of such relief. It is further agreed that in the event of any material breach Sections 4 through 7 of this Agreement, the injured party shall be entitled to recover its reasonable costs and litigation expenses, including attorneys' fees, incurred in connection with such breach.

    11.  Termination.

         11.1 Partial or Total Disability. If in the judgment of the IMIC Board or its Chairman, Chief Executive Officer, or President Employee is unable to perform Employee's duties and responsibilities under this Agreement by reason of illness, injury or incapacity for more than 3 consecutive months or 90 days in any 6 month period, during which time Employer shall continue to compensate Employee under this Agreement (with such compensation to be reduced by the amount of any disability payment or similar payment received by Employee for this time period under any plan sponsored by Employer or through workers' compensation), the Employment Term may be terminated by Employer, in which event Employer shall not have any further liability or obligation to Employee except for unpaid salary and benefits accrued to the date of Employee's termination, any additional disability, severance or other benefits otherwise payable to Employee under any applicable formal policy or plan which covers Employee at the time of Employee's termination and is in effect at that time. Employee agrees, in the event of any dispute under this Section 11.1 and if requested by Employer, to submit to a physical examination by a licensed physician selected by Employer, the cost of such examination to be paid by Employer.

         11.2 Death. In the event that Employee dies during the Employment Term or any renewal thereof, Employer shall pay to Employee's executors, administrators, or personal representatives, as appropriate, an amount equal to the installment of Employee's salary payable for the month in which Employee dies, and with respect to stock options provided in Section 2.4, for the 51,000 stock options that would have vested at the next March 6, and the 4,000 stock options that would have vested at the next March 16, IMIC will accelerate vesting of such options to the date of termination of the Agreement. Employer shall not have any further liability or obligation under this Agreement to Employee's executors, administrators, personal representatives, heirs, assigns or any other person claiming under or through Employee, except as may be defined by any of Employer's existing formal employee benefits plans which covered the Employee at the time of Employee's death.

         11.3 Termination for Cause. Nothing in this Agreement shall be construed to prevent the termination of the Employment Term by Employer at any time for "cause." For purposes of this Agreement, "cause" shall mean dishonesty, disloyalty, commission of a felony or other crime involving moral turpitude, misappropriation of funds, habitual insobriety, substance abuse, willful misconduct or gross negligence in the performance of Employee's duties and responsibilities under this Agreement, material breach by the Employee of the terms of this Agreement, or any other action on the part of Employee that is damaging or detrimental in a significant way to the IMIC Group. In the event Employee is terminated for "cause," all of Employer's compensation obligations pursuant to Section 2 will cease upon the termination date.

         11.4 Termination of Employee. Employer may terminate this Agreement for any reason upon notice to Employee and if Employer terminates this Agreement for any reason other than provided in Section 11.1, 11.2, or 11.3 herein, Employer shall compensate Employee an amount equal to one year of salary as provided in
Section 2.1, and with respect to stock options provided in Section 2.4, for the 55,000 stock options that would have accelerated at the next March 16, IMIC will accelerate vesting of such options to the date of termination of the Agreement.

         11.5 Termination by Employee. Nothing in this Agreement shall be construed to prevent the termination of the Employment Term by Employee upon 90 days written notice. Upon written notice of termination by Employee, Employer reserves the right to waive the notice period and accept notice effective immediately. In the event that Employee terminates the Agreement, all of Employer's compensation obligations pursuant to Section 2, including any compensation to which Employee may become entitled after giving notice, will cease upon the termination date. Upon notice of termination within the first two years of this Employment Agreement by Employee, Employee relinquishes rights to all stock options provided pursuant to Section 2.4 including all vested stock options.

    12. Survival. Notwithstanding the termination of the Employment Term under Section 11 hereof, the obligations of Employee under Sections 4, 5, 6, and 7 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against Employee in
Section 10 hereof shall continue in force.

    13. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when hand delivered, in person or by a recognized courier or delivery service, when telefaxed to the recipient's correct telefax number (with receipt confirmed) or when mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

                           If to IMIC or Employer, to:

                           560 White Plains Road
                           Tarrytown, New York 10591
                           Att'n: Stig Durlow, Chief Executive Officer of
                           IMIC

                           With a required copy to:

                           Marvin S. Robinson, Secretary of IMIC
                           c/o Tannenbaum Dubin & Robinson, LLP
                           1140 Avenue of the Americas
                           New York, New York 10036

                           If to Employee, to:

                           John P. Geraci, Jr.
                           2 Woodlawn Lane
                           Pennington, New Jersey 08534
                           or to whatever last known home address is on record with Employer or to such other name or address as any designated recipient shall specify by notice to the other designated recipients in the manner specified in this
Section 13.

    14. Contents of Agreement, Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof, supersedes any prior agreement between the parties and shall not be changed, modified, or terminated except upon written amendment executed by IMIC, Employer, and Employee. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, personal representatives, successors, and assigns of the parties hereto, except that the duties and responsibilities of Employee under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by Employee. In the event that Employer shall sell substantially all of its operating assets of the division or unit in which Employee is engaged to a third party, then Employer shall, upon the closing of any such transaction, have no further duties or obligations under this Agreement.

    15. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction; provided that such invalid or unenforceable provision does not go to the essence of this Agreement so that its invalidity relieves one party from the obligation of rendering substantial performance under this Agreement.

    16. Remedies Cumulative; No Waiver. No remedy conferred upon Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by IMIC or Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by IMIC or Employer from time to time and as often as may be deemed expedient or necessary by IMIC or Employer in its sole discretion.

    17.  Agreement to Arbitrate Claims

         17.1 Submission to Arbitration. Except with respect to disputes arising pursuant to the provisions of Section 4, 5, 6, or 7, if any dispute arises between the parties hereto under or concerning this Agreement or the terms hereof, the parties hereto agree to submit such issue to final and binding arbitration in accordance with the then existing labor arbitration rules of the American Arbitration Association. The decision of the arbitrator shall be made within thirty days following the close of the hearing.

         17.2 Governing Law. The parties agree that Employer's business and the employment relationship between the parties is a transaction involving interstate commerce. Therefore, notwithstanding any other choice of law provisions in this Agreement, the interpretation and enforcement of the arbitration provisions of this Agreement shall be governed exclusively by the Federal Arbitration Act (FAA), 9 U.S.C. ss. 1 et seq., provided that they are enforceable under the FAA, and shall otherwise be governed by the law of the state of New York.

         17.3 Time Limits on Submitting Disputes. The parties agree and understand that one of the objectives of this arbitration agreement is to resolve disputes expeditiously, as well as fairly, and that it is the obligation of both parties, to those ends, to raise any disputes subject to arbitration under this Agreement in an expeditious manner. Accordingly, the parties agree to waive all statutes of limitations that might otherwise be applicable, and agree further that, as to any dispute that can be brought under this Agreement, a demand for arbitration must be postmarked or delivered in person to the other party no later than six months after the date the demanding party knows or should have known of the event or events giving rise to the claim. Failure to demand arbitration on a claim within these time limits is intended to, and shall to the furthest extent permitted by law, be a waiver and release with respect to such claims.

         17.4 Costs. Employer and Employee shall share equally all costs of arbitration excepting their own attorneys' fees, unless and to the extent ordered by the arbitrator to pay the attorneys' fees of the prevailing party.

         17.5 Location. Unless otherwise agreed by the parties, arbitration hearings shall take place in New York County, New York.

         17.6 Law Governing Arbitrator's Award. In rendering an award, the arbitrator shall determine the rights and obligations of the parties according to federal law and the substantive law of the State of New York (excluding conflicts of laws principles), and the arbitrator's decision shall be governed by state and federal substantive law, including state and federal discrimination laws, as though the matter were before a court of law.

         17.7 Written Award and Enforcement. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The parties agree that the award shall be enforceable by any state or federal court of competent jurisdiction within New York County, New York.

         17.8 Disclaimer of Employment Rights. It is understood and agreed by the parties that their agreements herein concerning arbitration do not contain, and cannot be relied upon by the Employee to contain, any promises or representations concerning the duration of the employment relationship, or the circumstances under or procedures by which the employment relationship may be modified or terminated.

         17.9 Severability. If any part of this arbitration procedure is in conflict with any mandatory requirement or applicable law, the law shall govern, and that part shall be reformed and construed to the maximum extent possible in conformance with the applicable law. The arbitration procedure shall remain otherwise unaffected and enforceable.

    18. Attorneys' Fees. In the event IMIC or Employer files suit against Employee to enforce any provision of this Agreement, or in the event Employer is otherwise involved in litigation concerning Employee, and a court of competent jurisdiction finds in favor of IMIC or Employer on any matter, Employee shall reimburse Employer its reasonable costs and attorneys' fees incurred in maintaining such suit.

    19.  Waiver and Consents

         No party may presume to waive any other party's rights under this Agreement. No waiver or consent, express or implied, by any party hereto to or of any breach or default by any other party in the performance by the other of its obligations hereunder shall be valid unless in writing, and no such waiver or consent shall be deemed or construed to be a waiver or consent to or of any other breach or default in the performance by such other party of any other obligations of such party hereunder.

    20.  Entire Agreement: Modification

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. To be effective, any modification of this Agreement must be in writing and signed by the party to be charged thereby.

    21.  Construction

         The headings in this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto. All pronouns used herein shall be adjusted to the appropriate number and gender as required by the context and circumstances.

    22.  Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute one and the same Agreement.

    23.  Third-Party Beneficiaries

         To the extent that this Agreement requires Employee to comply with obligations for the benefit of any member of the IMIC Group, each such entity shall be a third-party beneficiary of this Agreement.

    24.  Governing Law

         This Agreement shall be governed by the laws of the State of New York, without regard to any conflict of law provisions.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                     INDUSTRI-MATEMATIK INTERNATIONAL CORP.

                     By:
                        -------------------------------------------
                        Stig Durlow, Chairman, President, and Chief

                        Executive Officer

                     INDUSTRI-MATEMATIK NORTH AMERICAN
                     OPERATIONS, INC.

                     By:
                        -------------------------------------------
                        Stig Durlow, Chairman, President, and Chief
                        Executive Officer

                        --------------------------------------------
                                  John P. Geraci, Jr.